Exhibit 99.1

Alaska Communications Reports First Quarter 2018 Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 9, 2018--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2018.

“Our first quarter performance met our expectations and creates the foundation to achieve our annual goals. Our revenue decline for the quarter is attributable to compression in our health care vertical. The cost control measures we proactively put in place mitigated the impacts of this revenue compression resulting in stable Adjusted EBITDA performance for the quarter.

Demand drivers like small cell backhaul, opening up of Arctic markets with the recent fiber turn up by one of our partners and increased investments by companies in the energy sector will create opportunities powering our Enterprise & Carrier segment and driving growth for the next couple of years.

Additionally, we continue to make progress in Mass Market with our investments in fiber fed WiFi and fiber fed fixed wireless technologies. We are tracking to our CAF II deliverables, which will add to our performance in this segment over the next several years as well.

We look forward to reporting progress over the upcoming quarters,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights: First Quarter 2018 Compared to First Quarter 2017

  Total revenue:
    Revenue was $56.0 million, compared to $56.7 million.
    Total broadband revenue was $29.7 million, compared to $31.0 million.
  Business and wholesale:
    Comprised 60.3 percent of total revenue.
    Revenue was $33.8 million, compared to $34.5 million.
    Broadband revenue was $23.2 million, compared to $24.6 million.
  Consumer:
    Comprised 16.7 percent of total revenue.
    Revenue was $9.4 million, compared to $9.3 million.
    Broadband revenue was $6.5 million, compared to $6.4 million.
  Regulatory:
    Comprised 23.0 percent of total revenue.
    Revenue was $12.8 million, compared to $12.9 million.

Financial Metrics: First Quarter 2018 compared to First Quarter 2017

  Operating income was $5.3 million, compared to $4.7 million.
  Net income was $2.1 million compared to a net loss of $0.7 million.
  Net cash provided by operating activities was $13.4 million, compared to $5.3 million.
  Capital expenditures were $8.7 million, compared to $5.1 million.

Balance Sheet Metrics: March 31, 2018 compared to December 31, 2017

  Cash was $17.0 million, compared to $16.2 million.
  Net debt was $174.5 million, compared to $177.2 million.
  On May 1, 2018 the company repurchased the remaining $10 million of its convertible debt.

Non-GAAP Metrics: First Quarter 2018 compared to First Quarter 2017

  Adjusted EBITDA was $14.4 million, compared to $14.3 million.
  Adjusted free cash flow was $1.8 million, compared to $7.7 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

2018 Guidance

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “Our guidance for 2018 reflects our expectations of stability across all our financial metrics as compared to the prior year. We remain in compliance with our debt covenants despite delays in rural health care cash receipts, and retain the ability to create additional headroom through rigorous cash management and, if needed, by working with our lenders. Subsequent to quarter end, we retired our convertible debt on schedule and are pleased to have further simplified our balance sheet. We see great opportunity in the market and continue to invest for long term growth.”

The company provides guidance as follows:

  Total Revenue between $225 million and $230 million
  Adjusted EBITDA between $55 million and $58 million
  Capital Expenditures between $33 million and $35 million
  Adjusted Free Cash Flow between $5 million and $8 million

Conference Call

The Company will host a conference call and live webcast on Thursday, May 10, 2018 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-289-0459 and enter pass code 210819. All other parties can access the call at 1-323-794-2558 and use the same code. On the call, the management team will answer questions submitted in advance.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until June 9, 2018 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 7561788. All other parties can call 1-719-457-0820 and enter pass code 7561788.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition of these non-GAAP measures is provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release and on our website in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $2.4 million in the three-month period of 2018).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, funding through the rural health care universal service support mechanism and our ability to comply with the regulatory requirements to receive those support payments, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2018	2017

Operating revenues	$55,972	$56,731

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	25,833	25,142
Selling, general & administrative	16,012	17,939
Depreciation and amortization	8,787	8,903
(Gain) loss on disposal of assets, net	(3)	19

Total operating expenses	50,629	52,003

Operating income	5,343	4,728

Other income and (expense):
Interest expense	(3,504)	(3,845)
Loss on extinguishment of debt	-	(2,276)
Interest income	14	7
Other income (expense), net	104	(154)
Total other income and (expense)	(3,386)	(6,268)

Income (loss) before income tax expense	1,957	(1,540)

Income tax benefit	112	832

Net income (loss)	2,069	(708)

Less net loss attributable to noncontrolling interest	(32)	(32)

Net income (loss) attributable to Alaska Communications	$2,101	$(676)

Net income (loss) per share attributable to Alaska Communications:
Basic and Diluted	$0.04	$(0.01)

Weighted average shares outstanding:
Basic	52,681	52,011
Diluted	53,857	52,011

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2018	2017

Current assets:
Cash and cash equivalents	$5,226	$4,354
Restricted cash	11,814	11,814
Accounts receivable, net of allowance of $2,842 and $2,729	30,084	32,535
Materials and supplies	5,681	7,046
Prepayments and other current assets	13,286	6,115
Total current assets	66,091	61,864

Property, plant and equipment	1,365,845	1,357,929
Less: accumulated depreciation and amortization	(999,367)	(991,816)
Property, plant and equipment, net	366,478	366,113

Deferred income taxes	2,308	3,394
Other assets	11,675	11,415
Total assets	$446,552	$442,786

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$16,882	$17,030
Accounts payable, accrued and other current liabilities	33,752	36,148
Advance billings and customer deposits	4,523	4,213
Total current liabilities	55,157	57,391

Long-term obligations, net of current portion	167,656	168,959
Deferred income taxes	1,479	596
Other long-term liabilities, net of current portion	60,565	61,330
Total liabilities	284,857	288,276
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	531	525
Additional paid in capital	158,795	158,969
Retained earnings (accumulated deficit)	3,460	(3,579)
Accumulated other comprehensive loss	(2,090)	(2,396)
Total Alaska Communications stockholders' equity	160,696	153,519
Noncontrolling interest	999	991
Total stockholders' equity	161,695	154,510

Total liabilities and stockholders' equity	$446,552	$442,786

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$2,069	$(708)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,787	8,903
(Gain) loss on the disposal of assets, net	(3)	19
Amortization of debt issuance costs and debt discount	356	1,025
Loss on extinguishment of debt	-	2,276
Amortization of deferred capacity revenue	(947)	(847)
Stock-based compensation	242	610
Income tax benefit	(112)	(832)
Charge for uncollectible accounts	537	89
Other non-cash expense, net	90	145
Change in income tax payable or receivable	-	574
Changes in operating assets and liabilities	2,402	(5,956)
Net cash provided by operating activities	13,421	5,298

Cash Flows from Investing Activities:
Capital expenditures	(8,680)	(5,148)
Capitalized interest	(420)	(243)
Change in unsettled capital expenditures	(1,272)	(1,225)
Proceeds on sale of assets	-	3
Net cash used by investing activities	(10,372)	(6,613)

Cash Flows from Financing Activities:
Repayments of long-term debt	(8,807)	(86,806)
Proceeds from the issuance of long-term debt	7,000	180,000
Debt issuance costs and discounts	-	(5,217)
Cash paid for debt extinguishment	-	(1,313)
Cash proceeds from noncontrolling interest	40	-
Payment of withholding taxes on stock-based compensation	(410)	(599)
Net cash (used) provided by financing activities	(2,177)	86,065

Change in cash, cash equivalents and restricted cash	872	84,750

Cash, cash equivalents and restricted cash, beginning of period	16,168	23,145

Cash, cash equivalents and restricted cash, end of period	$17,040	$107,895

Supplemental Cash Flow Data:
Interest paid	$3,441	$1,536
Income taxes refunded, net	$-	$(574)

		Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2018	2017

Net income (loss)	$2,069	$(708)
Add (subtract):
Interest expense	3,504	3,845
Loss on extinguishment of debt	-	2,276
Interest income	(14)	(7)
Depreciation and amortization	8,787	8,903
Other (income) expense, net	(104)	154
(Gain) loss on the disposal of assets, net	(3)	19
Income tax benefit	(112)	(832)
Stock-based compensation	242	610
Net loss attributable to noncontrolling interest	32	32

Adjusted EBITDA	$14,401	$14,292

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $2.4 million in the three-month period ended March 31, 2018).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Agreement and 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, other (income) expense, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

		Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2018	2017

Net cash provided by operating activities	$13,421	$5,298
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(8,680)	(5,148)
Amortization of deferred capacity revenue	947	847
Amortization of GCI capacity revenue	(511)	(511)
Amortization of debt issuance costs and debt discount	(356)	(1,025)
Interest expense	3,504	3,845
Interest paid	(3,441)	(1,536)
Interest income	(14)	(7)
Income taxes (payable) receivable	-	(574)
Income taxes refunded, net	-	574
Charge for uncollectible accounts	(537)	(89)
Other (income) expense, net	(104)	154
Net loss attributable to noncontrolling interest	32	32
Other non-cash expense, net	(90)	(145)
Changes in operating assets and liabilities	(2,402)	5,956
Adjusted free cash flow	$1,769	$7,671

		Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2018	2017

Adjusted EBITDA	$14,401	$14,292

Less:
Capital expenditures	(8,680)	(5,148)
Amortization of GCI capacity revenue	(511)	(511)
Income taxes refunded, net	-	574
Interest paid	(3,441)	(1,536)

Adjusted free cash flow*	$1,769	$7,671

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, and amortization of GCI capacity revenue. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash (used) provided by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

		Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2018	2017
Business and wholesale revenue
Business broadband	$13,659	$16,281
Business voice and other	6,851	6,631
Managed IT services	1,265	907
Equipment sales and installations	922	774
Wholesale broadband	9,578	8,317
Wholesale voice and other	1,488	1,629

Total business and wholesale revenue	33,763	34,539
Growth in business and wholesale	-2.2%
Consumer revenue
Broadband	6,492	6,418
Voice and other	2,877	2,910

Total consumer revenue	9,369	9,328

Total business, wholesale, and consumer revenue	43,132	43,867
Growth in business, wholesale and consumer revenue	-1.7%
Growth in broadband revenue	-4.1%

Regulatory revenue
Access	7,917	7,941
High cost support	4,923	4,923

Total regulatory revenue	12,840	12,864

Total revenue	$55,972	$56,731
Growth in total revenue	-1.3%

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Voice:
Business access lines	71,002	71,699	73,313
Consumer access lines	28,221	29,262	32,519

Voice ARPU business	$24.76	$23.29	$23.21
Voice ARPU consumer	$31.57	$31.65	$27.66

Broadband:
Business connections	15,306	15,293	15,223
Consumer connections	33,675	33,904	34,917

Broadband ARPU business	$297.38	$267.44	$356.06
Broadband ARPU consumer	$63.77	$60.72	$61.22

Monthly Average Churn:
Business voice	1.0%	0.9%	0.8%
Consumer broadband	2.4%	2.7%	2.1%
Consumer voice	1.5%	1.6%	1.3%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	March 31,	December 31,
	2018	2017
2017 senior secured credit facility due 2023	$176,700	$178,350
Debt discount - 2017 senior secured credit facilities due 2023	(2,507)	(2,668)
Debt issuance costs - 2017 senior secured credit facilities due 2023	(2,697)	(2,869)
6.25% convertible notes due 2018	10,044	10,044
Debt discount - 6.25% convertible notes due 2018	-	(18)
Debt issuance costs - 6.25% convertible notes due 2018	-	(4)
Capital leases and other long-term obligations	2,998	3,154
Total debt	184,538	185,989
Less current portion	(16,882)	(17,030)
Long-term obligations, net of current portion	$167,656	$168,959

Total debt	$184,538	$185,989
Plus debt discounts and debt issuance costs	5,204	5,559
Gross debt	189,742	191,548
Cash and cash equivalents	(5,226)	(4,354)
Restricted cash held for 6.25% convertible notes due 2018	(10,044)	(10,044)
Net debt	$174,472	$177,150

CONTACT:
Alaska Communications Systems Group, Inc.
Media Contact:
Heather Cavanaugh, 907-564-7722
or
Investor Contact:
Tiffany Smith, 907-564-7556
investors@acsalaska.com